EXHIBIT 10.1

                          SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (this "Agreement") is entered into by and between HemaCare Corporation (the "Company"), located at 4954 Van Nuys Boulevard, Sherman Oaks, CA 91403, and Alan C. Darlington ("Darlington") as of March 10, 1999 (the "Effective Date").

I.  Employment

     The Company engages Darlington and Darlington accepts such engagement (hereinafter, the "Engagement") upon the terms and conditions of this Agreement.

II.  Duties

     Darlington shall perform the duties of Executive Chairman and such other duties consistent with such position as may be prescribed from time to time by the Board of Directors of the Company (the "Board"). During the Engagement, Executive shall report to the Board. During the Engagement, Darlington shall devote substantially all his time to the business of the Company but shall be permitted to participate in other business activities (whether or not such business activity is pursued for gain, profit or other pecuniary advantage), including without limitation the business activities in which Darlington heretofore has participated, to the extent such activities shall not unreasonably interfere with Darlington's duties hereunder.

III.  Compensation

     A.   Base Pay

     The Company shall pay Darlington for all services rendered a salary of $200,000 per year which may be increased by the Board of Directors of the Company as recommended by the Board Compensation Committee (as adjusted, the "Base Pay"), payable in semi-monthly installments or in such other manner as the Company shall pay its executives. Such payments shall be deemed to have commenced hereunder as of December 1, 1998 (it being agreed that promptly following the execution hereof the Company shall pay all amounts earned from such date to the Effective Date).

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     B.   Incentive Compensation

     Annually the Company shall pay to Darlington a bonus (the "Bonus Payment") in the manner set forth on Exhibit A hereto.
In the event this Agreement terminates on the Initial Termination Date (as hereinafter defined), Darlington shall be entitled to receive a Bonus Payment (to the extent a Bonus Payment is earned as set forth in Exhibit A hereto) for the year ending December 31, 1999.

     C.   Stock Options

     Upon commencement of the Engagement, all prior options held by Darlington shall be deemed cancelled and of no further force and effect and Darlington is hereby granted an option to purchase 250,000 shares ("Option Shares") of HemaCare Corporation common stock ("Common Stock") at an exercise price per share of $0.40. Such grant is subject to the terms and conditions of the HemaCare Corporation Incentive Stock Option Plan of 1996 and the form of Non-Qualified Stock Option Agreement attached hereto as Exhibit
B. Such options shall vest as follows: (i) on the Effective Date, 62,500 Option Shares shall vest immediately; (ii) on the date on which the average closing price of Common Stock for the thirty (30) prior trading days is $1.25 or higher, 62,500 Option Shares shall vest, (iii) on the date on which the average closing price of Common Stock for the thirty (30) prior trading days is $1.50 or higher, 62,500 Option Shares shall vest, and (iii) on the date on which the average closing price of Common Stock for the thirty (30) prior trading days is $1.75 or higher, 62,500 Option Shares shall vest; provided, that in the event (a) Option Shares have not vested as of December 31, 2001, and at such time this Agreement is still in effect, or (b) Option Shares remain unvested as of the Termination Date relating to a termination under paragraph IV(e) or IV(f) below, all Option Shares not then vested shall immediately vest.

     D.   Fringe Benefits

     Darlington shall receive the following fringe benefits:

          1. Health/Dental Insurance on a basis consistent with such insurance benefits which are from time to time provided to the Company's senior executives.

          2.   Long term disability insurance equal to two-thirds
(2/3) of Base Pay.

          3. Term Life Insurance: Benefits equal to five (5) times Darlington's annual Base Pay.

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IV.  Term and Termination

     The term of this Agreement shall begin on the Effective Date and shall continue until December 31, 1999 (the "Initial Termination Date") and shall automatically be extended for successive one-year terms (as so extended, the "Term") unless, at least thirty (30) days prior to an applicable termination date hereunder, either the Company or Darlington provides the other party written notice of such party's intention not to extend the term for an additional one-year period, in which event this Agreement shall terminate upon the then scheduled termination date. Notwithstanding the foregoing, Darlington's Engagement under this Agreement shall terminate on the first to occur (the "Termination Date") of:

     (a) the effective date of Darlington's resignation determined pursuant to paragraph V below;

     (b)  Darlington's death;

     (c) the inability of Darlington to perform all of his duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three (3) successive months or six (6) months in the aggregate during any period of twelve (12) consecutive months ("Incapacity");

     (d) the date Darlington's Engagement is terminated by the Board for "Cause" (it being agreed that termination pursuant to this subparagraph may only occur after written notice from the Company to Darlington specifying the grounds for termination and Darlington fails within ten (10) days after receipt of such notice to cure such failure). Cause shall mean:

          (i) the willful failure of Darlington (other than due to Incapacity) to substantially perform his duties hereunder. No act, or failure to act, on Darlington's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company;

          (ii) conviction of a crime involving a felony, fraud, embezzlement or the like,

          (iii) the engaging by Darlington in conduct, or the taking by Darlington of any action, which is materially injurious to the Company,

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          (iv) insobriety or abuse of a controlled substance,

          (v)  misappropriation of the Company's funds, or

          (vi) the failure of Darlington to comply with the provisions of Paragraph VII below.

     (e) the date on which the Company determines, in its sole discretion, to terminate Darlington's Engagement with the Company other than for any of the reasons specified in subparagraphs (a),
(b), (c) or (d) above (in which case Darlington will be entitled to the severance benefits described in paragraph VI below and such severance benefits shall be Darlington's sole remedy with respect to such termination); or

     (f) the date Darlington terminates the Engagement as a result of the failure of the Company to observe or comply with any of the material terms or provisions of this Agreement after written notice from Darlington to the Company specifying the grounds for termination and the Company fails within ten (10) days after receipt of such notice to cure such failure (in which case Darlington will be entitled to the severance benefits described in paragraph VI below and such severance benefits shall be Darlington's sole remedy with respect to such termination).

     Upon any termination of this Agreement, Darlington shall be deemed to have resigned from the Board without any further action unless the Company and Darlington agree otherwise.

V.  Resignation

     Darlington agrees to give the Company at least thirty (30) days prior written notice of Darlington's resignation (which notice shall not constitute a breach of this Agreement). The Board may, in its sole discretion, accelerate the effective date of Darlington's resignation; provided, however, that the Board's acceleration of the effective date of Darlington's resignation shall not affect the fact that Darlington's Engagement was terminated as a result of Darlington's resignation.

VI.  Severance

     (a) In the event Darlington's Engagement is terminated by the Board pursuant to subparagraph IV(e) above, or by Darlington pursuant to subparagraph IV(f) above, the Company will pay to
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Darlington a severance payment (the "Severance Payment") equal to:

          (i) Two Hundred Thousand Dollars ($200,000.00) (the
"Salary Component"), and

          (ii) the greater of (A) fifty percent (50%) of the amount of the Bonus Payment (defined below), if any, for the most recent fiscal year ended prior to the Termination Date (unless the Termination Date occurs prior to December 31, 1999, in which event this subparagraph (ii) shall not apply), and (B) fifty percent (50%) of the average of the Bonus Payments, if any, for the two most recent fiscal years ended prior to the Termination Date (the "Bonus Component") unless the Termination Date occurs on or prior to December 31, 2000 (in which event this clause (B) shall not apply and only clause (A) shall be used in determining the amount due Darlington under this subparagraph (ii)).

The Severance Payment shall be paid by the Company in twelve (12) equal monthly installments as follows: (a) with respect to the Salary Component, commencing on the last business day of the month in which the Termination Date occurs and continuing on the last business day of each month thereafter until paid in full, and (b) with respect to the Bonus Component, on the last business day of the month in which the anniversary date of the Termination Date occurs and continuing on the last business day of each month thereafter until paid in full. After the Termination Date, Darlington shall be entitled to no further benefits other than as required under the terms and conditions of the benefit plans provided under subparagraph III(D) or to the extent mandated by law.

     (b) In the event of a Change of Control which occurs during the Engagement and within twelve months thereafter the Engagement is terminated by the Board pursuant to subparagraph IV(e) above, Darlington shall be entitled to receive two (2) times the amount of the Severance Payment determined pursuant to subparagraph VI(a) above.

     (c) The Company may, at its option and at any time, discharge all its obligations to Darlington under this paragraph in a single payment in an amount equal to the net present value (at a discount rate equal to the prime rate announced from time to time by Bank of America NT&SA) of all amounts then payable hereunder. As of the date of payment of all amounts required to be paid by the Company under this paragraph, the Company will have no further obligation to Darlington with respect to the payment of severance pay.

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VII.  Non-Disclosure; Nonsolicitation; Nondisparagement

     A. Darlington shall not during the Term or at any time thereafter (i) disclose to any person not employed by the Company or any person, firm or corporation engaged to render services to Company except during the Term for the benefit of Company, or
(ii) use for the benefit of himself, or others, any Confidential Information (as defined below) obtained by Darlington prior to the Effective Date, during the Term or any time thereafter, including, without limitation, "know-how", trade secrets, details of the Company's contracts with third parties, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of Company ("Confidential Information"); provided, however, that this provision shall not preclude Darlington from (x) upon advice of counsel and after reasonable notice to Company, making any disclosure required by any applicable law or (y) using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this paragraph VII by or on behalf of Darlington).

     B. As requested by the Company from time to time and upon the termination of the Engagement for any reason, Darlington will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in Darlington's possession or within Darlington's control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any such Confidential Information) regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

     C. Darlington shall not, either directly or indirectly, call on, solicit or take away or assist to be called on, solicited or taken away, any of the customers, other employees or independent contractors of the Company on whom Darlington called or with whom Darlington became acquainted during Darlington's Engagement with or hiring by the Company, either for Darlington's own benefit, or for the benefit of any other person, firm or corporation. Darlington shall not disclose the name of any employee, customer, sales representative or other employee of the Company to any third party, unless the disclosure occurs during Darlington's Engagement with the Company and is reasonably required by Darlington's position with the Company. Darlington shall not now or in the future disrupt, damage, impair or interfere with the business of the Company in any manner, including, without limitation, inducing an employee to leave the employ of the Company or inducing an employee, a consultant, a sales representative or an independent contractor to sever that person's relationship with the Company either by interfering with

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

or raiding the Company's employees or sales representatives, disrupting its relationships with customers, agents, independent contractors, representatives or vendors, or otherwise.

     In the event of a breach or threatened breach by Darlington of the provisions of this paragraph, the Company will be entitled to injunctive or other equitable relief restraining Darlington from any breach or threatened breach of this paragraph VII. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Darlington.

VIII.  Expenses

     Darlington may incur reasonable expenses, in accordance with Company policies for such expenses, for promoting the Company's business, including expenses for entertainment, travel and similar items. The Company will reimburse Darlington for all such expenses upon Darlington's presentation of an itemized account of such expenditures and supporting documentation, in accordance with Company policy.

IX.  Waiver of Breach

     The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

X.  Arbitration

     Any dispute arising out of or relating to this Agreement or the transactions contemplated hereby shall be finally resolved and determined by mandatory, binding arbitration before a single arbitrator in Los Angeles, California, in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association; provided, however, that no claim for specific performance or injunctive relief shall be required to be submitted to arbitration; provided, further, that the arbitrator shall apply the internal laws of the State of California. Each of the parties hereto submits to the jurisdiction of the arbitrator appointed in accordance with such rules and (without limiting the effect of the foregoing arbitration clause) to the jurisdiction of any state or federal court sitting in Los Angeles County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Nothing in this paragraph X, however, shall affect the right of

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any party to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court or to serve legal process in any other manner permitted by law or at equity, for the purposes of compelling arbitration, enforcing any award in arbitration, or seeking specific performance or injunctive relief. Any party hereto may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in paragraph XIV hereof. Each party hereto agrees that a final award in any such arbitration or final judgment in any such action or proceeding so brought shall be conclusive and may be enforced by entry of such award in any court of competent jurisdiction, suit on the award or judgment, or in any other manner provided by law or at equity. In the event of legal action or arbitration to construe or enforce this Agreement, the prevailing party (as determined by the court or arbitrator, as applicable) shall be entitled to recover its reasonable attorneys' fees and costs.

XI.  Assignment

     The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, but the rights and obligations of Darlington are personal and may not be assigned or delegated without the Company's prior written consent.

XII.  Entire Agreement

     This Agreement and the Exhibits attached herein, contains the entire Agreement of the parties and may not be changed orally, but only by an agreement in writing executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

XIII.  Law Applicable

     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California. In the event any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

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XIV.  Notices

      Any notice to the Company required or permitted under this Agreement shall be given in writing to Company, either by personal service or by registered or certified mail, postage prepaid, addressed to the Chief Executive Officer of the Company at its then principal place of business. Any such notice to Darlington shall be given in a like manner and, if mailed, shall be addressed to Darlington at his home address then shown in the Company's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this paragraph.

     IN WITNESS WHEREOF, the parties intending to be legally bound, have executed this Agreement the day and year first above stated.


HEMACARE CORPORATION                     DARLINGTON

/s/ Charles Schwab, Jr.                 /s/ Alan C. Darlington
__________________________             ________________________
Charles Schwab, Jr.                       Alan C. Darlington
Chairman, Compensation Committee


      May 13, 1999                          May 13, 1999
__________________________              _______________________
        Date                                 Date

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                           EXHIBIT A

Within sixty (60) days following the filing by the Company of Form 10-K for the year ending December 31, 1999 and for each full calendar year thereafter in which this Agreement is in effect, the Company shall pay to Darlington a bonus equal to the lower of
(i) the percentage growth in the Company's net income ("Net Income Growth") for the year ending December 31, 1999 (the "Initial Year"), and each full calendar year thereafter while this Agreement is in effect (the "Applicable Years"), such comparisons to be made for the Initial Year or the Applicable Year to the next preceding fiscal year, or (ii) the percentage growth in the Company's fully diluted earnings per share ("EPS Growth") for the Initial Year and each Applicable Year, such comparisons to be made for the Initial Year or the Applicable Year to the next preceding fiscal year, based on the following formula:

     At the discretion of the Board if the Company achieves less than 25% Net Income Growth or EPS Growth, as applicable

     75% of Base Pay if the Company achieves 25% Net Income
     Growth or EPS  Growth, as applicable

     100% of Base Pay if the Company achieves 30% Net Income
     Growth or EPS Growth, as applicable

     125% of Base Pay if the Company achieves 35% Net Income
     Growth or EPS Growth, as applicable

     150% of Base Pay if the Company achieves 40% Net Income
     Growth or EPS Growth, as applicable

     Proportionate incremental increases based on the foregoing formula

     Examples (and applicable guidelines) for determining bonuses hereunder are attached hereto.

                                   C-1
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                               EXHIBIT B

                    FORM OF STOCK OPTION AGREEMENT
                            HEMACARE CORPORATION
                   NON-QUALIFIED STOCK OPTION AGREEMENT
                        [1996 STOCK INCENTIVE PLAN]
            (Non-Qualified Stock Option Agreement Form 96-2)


_______________________________        Date Option Granted: ____________
     Name of Optionee

_______________________________              No. of Shares: ____________
        Address

_______________________________                 Option No.: ____________
    City, State, Zip


     THIS AGREEMENT is made as of the date set forth above, between HEMACARE CORPORATION, a California corporation (hereinafter called the "Company"), and the optionee named above (hereinafter called the "Optionee").
                            RECITAL
     The Board of Directors of the Company (the "Board"), or the Compensation Committee of the Board or such other committee of directors as the Board of Directors of the Company shall designate in accordance with the HemaCare Corporation 1996 Stock Incentive Plan (the "Plan"), has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company (or any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest (a "Related Company")) and as an incentive for increased effort during such service. Such committee as shall be designated to administer the Plan (or, if none, the Board) is referred to herein as the Committee. In consideration of the mutual covenants herein contained, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions set forth herein and in the Plan all or any part of an aggregate of ______ shares (the "Shares") of the Common Stock of the Company (whether authorized and unissued or treasury shares) at the purchase price of $______ per Share as the Optionee may, from time to time, elect. The Option shall vest and become exercisable on a cumulative basis as follows:

  (i)  On or after ___________, ______ shares;
 (ii)  On or after ___________, ______ shares;
(iii)  On or after ___________, ______ shares;
 (iv)  On or after ___________, ______ shares; and
  (v)  On or after ___________, ______ shares.

     Nothing contained herein shall be construed to limit or restrict the right of the Company or any Related Company to terminate the Optionee's employment or other Relationship at any time, with or without cause, or to increase or decrease the Optionee's compensation from the rate in existence at the time the Option is granted. As used herein, the term "Relationship" shall mean that the Optionee is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of the Company or any Related Company.

     The Option is not intended to meet the requirements of an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Term of Option. The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect until __________ unless sooner terminated in accordance with Section 5 hereof (the "Term").

     3.   Method of Exercise.

          (a) To the extent that the Option has become exercisable hereunder, the Option may be exercised in whole or in part at any time during the Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment of the purchase price therefor. Payment of the purchase price for such Shares shall be made (i) in cash,
(ii) by certified or cashier's check payable to the order of the Company, (iii) other cash equivalents acceptable to the Committee in its sole discretion, (iv) by delivery of shares of the Common Stock of the Company already owned by the Optionee or subject to vested stock options under the Plan, subject to such delivery being permissible under the General Corporation Law of the State of California, including without limitation Chapter 5 thereof, or
(v) any combination of the foregoing. If requested by the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the principal office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased.

          (b) If payment is made with shares of Common Stock of the Company already owned by the Optionee, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company with the notice of exercise certificates representing the number of shares of Common Stock in payment for the Shares, duly endorsed for transfer to the Company. In addition, prior to the acceptance of such certificates in payment for the Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Company with a written representation and warranty that he or she has good and marketable title to the shares represented by the certificate(s), free and clear of liens and encumbrances. The value of the shares of Common Stock so tendered in payment for the Shares being purchased shall be their Fair Market Value Per Share (as defined below) on the date of the Optionee's notice of exercise. Any Shares purchased upon exercise of the Option which are paid for using Restricted Stock (as defined in the Plan) shall be restricted in accordance with the original terms of the award of such Restricted Stock.

          (c) If payment is to be made in shares of Common Stock subject to vested stock options under the Plan, the per share value attributable to the shares underlying the stock option(s) to be surrendered or canceled shall be the Fair Market Value Per Share of such shares less the exercise price per share of such option(s). The Company and the Optionee or other person entitled to exercise the Option shall execute and deliver such instruments or modifications of stock options as shall be necessary to give effect to such an exercise of the Option.

          (d) If for any reason a purported exercise of the Option providing for payment to be made in whole or in part through the delivery of shares of Common Stock already owned or underlying vested stock options is not permitted, such purported exercise shall not be effective unless, following notice thereof from the Company, the Optionee or other person entitled to exercise the Option promptly pays the exercise price in an acceptable form.

          (e) If the Optionee or other person entitled to exercise the Option desires to exercise the Option with funds borrowed from a broker-dealer in a margin transaction under Regulation T of the Board of Governors of the Federal Reserve System, the Optionee's notice of exercise may be delivered to the Company by such broker-dealer and the Company may deliver the certificate(s) for the Shares being purchased to such broker-dealer on behalf of the Optionee or other person entitled to exercise the Option.

          (f) For purposes hereof, the "Fair Market Value Per Share" of the Company's Common Stock shall mean, if the Common Stock is publicly traded, the closing per share bona fide bid price of the Common Stock on such date. In any situation not covered by the preceding sentence, the Fair Market Value Per Share shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto), which determination shall be final, binding and conclusive.

          (g) Notwithstanding the foregoing, the Company shall have the right to postpone the time of exercise of the Option or the delivery of the Shares for such period as may be required for the Company (i) to comply with any applicable listing, registration or qualification requirements of any national securities exchange or over-the-counter market or under any federal or state law or
(ii) to obtain the consent or approval of any government regulatory body. In addition, in connection with any exercise of the Option, the Committee may require the Optionee to agree not to dispose of any of the Shares acquired upon exercise thereof except upon the satisfaction of specified conditions which the Committee, in its sole discretion, then deems necessary or desirable in connection with any then existing and effective requirement or interpretation of any applicable federal or state securities law, rule or regulation.

          (h) The Option may be exercised for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for less than 100 Shares, except in the final year of the Term, and shall not, in any event, include any fractional Shares.

     4. Tax Withholding. The Optionee shall, no later than the date as of which any value attributed to the Option first becomes includible in the Optionee's gross income for applicable tax purposes, pay to the Company, or make arrangements (which may include delivery of shares of Common Stock already owned by the Optionee or subject to awards under the Plan subject to and in accordance with the provisions of Section 3(b) or Section 3(c), as applicable) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect thereto. The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     5.   Termination of Option.

          (a) If the Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability (as defined in Section 5(d)), the Option shall terminate 90 days from the date on which such Relationship terminates. During such 90-day period, the Optionee may exercise the Option but only to the extent the Option was exercisable on the date of termination of his Relationship and provided that the Option has not expired in accordance with Section 2 or otherwise terminated as provided herein. Notwithstanding the foregoing, if the Relationship is terminated for cause (as defined in Section 5(d)), the Option shall terminate upon the termination of the Relationship.

          (b) For purposes hereof, termination of Optionee's Relationship for reasons other than for cause, death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement from employment under the normal retirement policies of the Company or any subsidiary of the Company; (ii) the date of the Optionee's retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; (iv) the date the Optionee ceases to render the services for which the Optionee was employed, engaged or retained by the Company or any Related Company (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted); or (v) in the case of a director of the Company, the date on which such person ceases to be a director of the Company unless such person has an other Relationship at such time. The fact that the Optionee may receive payment from the Company or any Related Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

          (c) If the Optionee shall die at a time when the Optionee is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, the Option shall terminate six months from the date of the Optionee's death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of the Optionee's death or the Optionee's termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

          (d) As used herein, the term "Permanent Disability" shall mean termination of a Relationship with the Company or any Related Company with the consent of the Company or such Related Company by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended. As used herein, the term "for cause" shall mean that the Relationship is terminated by the Company due to (i) the commission by the Optionee of a substantial violation, through intentional conduct or through a pattern of behavior not corrected within a reasonable period of time after written notice to the Optionee by the Company of such behavior (in either case, whether by action or omission), of the Optionee's duties on behalf of the Company or a Related Company or the workplace policies or rules of the Company or a Related Company which conduct or behavior actually results in substantial harm to the Company or a Related Company or could reasonably be expected to put personnel of the Company or a Related Company in serious jeopardy of imminent harm to their safety, health or well-being or to cause substantial harm to the business of the Company or a Related Company or (ii) the commission by the Optionee of any act or acts constituting dishonesty, a felony or fraud. For purposes of the Option, whether a Relationship is or has been terminated "for cause" shall be finally determined by the president of the Company, or if the Optionee is a person subject to Section 16 of the Securities Exchange Act of 1934, as amended, by the Committee.

     6. Adjustments. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of Shares then subject to this Agreement and the purchase price to be paid by the Optionee hereunder; provided, however, that no such adjustment shall increase the aggregate value of the Option.

     7. Change of Control. This Agreement and the Option hereunder are subject to the change of control provisions set forth in the Plan.

     8. Provisions Regarding Transferability. The Optionee may transfer the Option solely for estate planning purposes to the Optionee's children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of the Optionee's Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners only upon the express written consent of the Committee, and provided the Optionee does not receive any consideration in any form whatsoever for such transfer. Upon any such transfer of the Option, the Option shall continue to be subject to the terms and conditions as were applicable to the Option immediately prior to the transfer thereof. Except as expressly provided in the first sentence of this
Section 8, the Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

     9. No Shareholder Rights. The Optionee or other person entitled to exercise the Option shall have no rights to dividends or other rights of a shareholder with respect to any Shares subject hereto until the Optionee or such person has given written notice of exercise of the Option with respect to such Shares and has paid the purchase price for such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of
Section 6 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date by which the Optionee or such person has both given such written notice and paid such purchase price.

     10. Investment Representation. The Optionee hereby represents that the Option and any Shares purchased hereunder are being acquired for the Optionee's own account and not with a view to or for sale in connection with any distribution thereof except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     11.  Conditions to Issuance of Shares.  THE COMPANY'S
OBLIGATION TO ISSUE OR DELIVER SHARES OF ITS COMMON STOCK UPON
EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH

SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE (OR ANY PERSON ENTITLED TO EXERCISE THE OPTION) IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND/OR REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

     12. Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan.

     13. Plan Terms. The Option shall be subject to and governed by the terms and provisions of the Plan, which by this reference are incorporated herein. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns.

         Executed as of this ______ day of _______, 1999.

                                         HEMACARE CORPORATION

                              By: _____________________________

ACCEPTED:

_____________________________               _________________
 Signature of Optionee                            Date

                               EXHIBIT C


As used in this Agreement, the phrase "Change in Control" shall mean:

     (a) Except as provided by subparagraph (b) hereof, the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or

     (b) Approval by the Board of a reorganization, merger or consolidation of the Company with any other person, entity or corporation, other than:

          (i) a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such merger or consolidation; or

          (ii) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person, entity or group acquires beneficial ownership of 50% or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company outstanding immediately after such merger or consolidation; or

          (iii) Approval by the Board of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets pursuant to which all or substantially all of the Company's assets continue to be owned by an affiliate of the Company.